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                                                                     Exhibit 8.1

                      [MORRISON & FOERSTER LLP LETTERHEAD]


                                                                  May 29, 1996

Nellcor Puritan Bennett Incorporated
4280 Hacienda Drive
Pleasanton, California 94588

        Re: Nellcor Puritan Bennett Incorporated Proxy Statement and
            Registration Statement on Form S-4.

Ladies and Gentlemen:

        We have acted as counsel to Nellcor Puritan Bennett Incorporated, a Delaware corporation ("NPB"), in connection with the Amended and Restated Agreement and Plan of Merger, dated as of May 14, 1996 (the "Infrasonics Merger Agreement"), between NPB and Infrasonics Inc., a California corporation ("Infrasonics").

        Pursuant to the Infrasonics Merger Agreement, Infrasonics will merge with and into NPB (the "Infrasonics Merger"). As a result of the Infrasonics Merger, Infrasonics will no longer exist and the former stockholders of Infrasonics will receive shares of NPB's common stock on the terms set forth in the Infrasonics Merger Agreement.

        The Infrasonics Merger Agreement and certain proposed transactions incident thereto are described in the Registration Statement on Form S-4 filed by NPB with the Securities and Exchange Commission (the "Registration Statement"). This opinion is being rendered pursuant to the requirements of
Item 21(a) of Form S-4 under the Securities Act of 1933, as amended.

        In connection with this opinion, we have examined and are familiar with the Infrasonics Merger Agreement, the Registration Statement, and such other presently existing documents, records and matters of law as we have deemed necessary and appropriate on connection with rendering this opinion.

        In rendering this opinion, we assume the following:
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MORRISON & FOERSTER LLP
Nellcor Puritan Bennett Incorporated
May 29, 1996
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        1.      The authenticity of original documents submitted to us, the conformity to original documents of all documents submitted to us as photostatic copies and the authenticity of the originals of such copies, and the genuineness of all signatures and the due execution and delivery of all documents.

        2. The truth and accuracy of the representations, warranties and statements of fact made or to be made by NPB and Infrasonics in connection with the Infrasonics Merger, including those representations set forth in the Infrasonics Merger Agreement and in certificates of representations provided or to be provided to us by NPB and Infrasonics.

        Based upon and subject to the foregoing, the discussion contained in the prospectus included as part of the registration Statement (the
"Prospectus") under the caption "Certain Federal Income Tax Consequences," expresses our opinion as to the material Federal income tax consequences if the Infrasonics Merger is effected according to the terms of the Infrasonics Merger Agreement. Because this opinion is being delivered prior to the Effective Time of the Infrasonics Merger, it must be considered prospective and dependent upon future events. In addition, you should be aware that the discussion under the caption "Certain Federal Income Tax Consequences" in the Prospectus represents our conclusions as to the application of existing law to the instant transactions and may not be applicable to certain classes of Infrasonics stockholders, including securities dealers, foreign persons and persons who acquired their Infrasonics Common Stock pursuant to the exercise of employee stock options or rights or otherwise as compensation. There can be no assurance that changes in the law will not take place which could affect the Federal income tax consequences of the Infrasonics Merger or that contrary positions may not be taken by the Internal Revenue Service.

        This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references to our firm name wherever appearing in the Registration Statement with respect to the discussion of the Federal income tax consequences of the Infrasonics Merger, including the Prospectus constituting a part thereof, and any amendments thereto. In giving such consent, we do no admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as
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MORRISON & FOERSTER LLP
Nellcor Puritan Bennett Incorporated
May 29, 1996
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amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                        Very truly yours,


                                        MORRISON & FOERSTER LLP